SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event report): May 8, 2003

TIME WARNER TELECOM INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30218	84-1500624
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

10475 Park Meadows Drive Littleton, Colorado 80124

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (303) 566-1000

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

New Director

Effective May 8, 2003, Anthony R. Muller has joined the Registrant’s Board of Directors as an independent director, filling the vacancy created by the resignation of Mary Agnes Wilderotter on December 31, 2002, and will also serve as Chairman of the Registrant’s Audit Committee. Bruce Claflin, the current chairman of the Audit Committee will continue to serve as a member of that committee. Mr. Muller’s current term will expire at the 2003 Annual Meeting of Stockholders, and he will stand for election at that time. Mr. Muller most recently served as Executive Vice President and Chief Financial Officer of JDS Uniphase Corporation, a telecommunications component manufacturer, from January 1998 – February 2003.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER TELECOM INC.

By:	/s/ Tina Davis
Name:	Tina Davis
Title:	Vice President and Deputy General Counsel

Dated: May 9, 2003

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